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Exhibit 10.3

        OFFICE LEASE AGREEMENT

By and Between

KOLL BREN FUND V, L.P.

"LANDLORD"

And

READY MIX, INC.

"TENANT"

TABLE OF CONTENTS—OFFICE LEASE AGREEMENT

OFFICE LEASE AGREEMENT

        THIS OFFICE LEASE AGREEMENT, dated this 26th day of May 2000, is made and entered into by KBS PHOENIX IV, LLC, a Delaware limited liability company ("Landlord"), and READY MIX, INC., a Nevada corporation (the "Tenant"). In consideration of the mutual promises and representations set forth in this Lease, Landlord and Tenant agree as follows:

ARTICLE 1.    SUMMARY AND DEFINITION OF CERTAIN LEASE PROVISIONS AND EXHIBITS

        1.1   The following terms and provisions of this Lease, as modified by other terms and provisions hereof, are included in this Section 1.1 for summary and definitional purposes only. If there is any conflict or inconsistency between any term or provision in this Section 1.1 and any other term or provision of this Lease, the other term or provision of this Lease shall control:

(a)	Landlord:	KBS Phoenix IV, LLC, A Delaware limited liability company
(b)	Address of Landlord for Notices:	CB Richard Ellis, Inc. 2415 East Camelback Road Phoenix, Arizona 85016 ATTN: Asset Services
(c)	Tenant:	Ready Mix, Inc., A Nevada corporation
(d)	Address of Tenant for Notices:	2601 E. Thomas Suite 235 Phoenix, Arizona 85016

          With a copy to:

        (e)    Lease Term:    Three (3) years and Three (3) months, plus the remainder of any partial calendar month in which the Lease Term commences, beginning on the earlier of June 11, 2000, (the "Commencement Date") or the date of substantial completion of Tenant Improvements if the space is subject to new construction pursuant to Exhibit B, and expiring on August 31, 2003, (the "Termination Date"), Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Exhibit D hereto promptly following the Commencement Date.

        (f)    Building:    The office building known as 26th Place, located at 2601 East Thomas, Phoenix, Arizona, (the "Building").

        (g)    Premises:    Suite 235 on the 2nd floor of the Building, as shown on Exhibit A, consisting of approximately 2,260 Rentable Square Feet (the "space")

        (h)    Minimum Monthly Rent    Tenant's Minimum Monthly Rent shall be as follows:

Months: 1-3:	$1,506.67 per month plus applicable rental sales tax
Months: 4-15:	$3,015.22 per month plus applicable rental sales tax
Months: 16-27:	$3,203.55 per month plus applicable rental sales tax
Months: 28-39:	$3,393.77 per month plus applicable rental sales tax

        (i)    Tenant's Pro Rata Share:    7.06% (see Article 5).

        (j)    Base Year:    2000

        (k)    Security Deposit:    A Deposit of $3,393.77 shall be required shall be due upon execution of this Lease (see Article 9).

        (1)    Business Hours:    7:00 a.m. to 6:00 p.m. Monday through Friday; 8:00 a.m. to 12:00 p.m. Saturday.

        (m)    Tenant Improvements:    Landlord shall provide Tenant with new Building Standard carpet (to be selected by Tenant), paint the suite, replace damaged mini blinds, replace damaged ceiling tiles, replace missing door on office, repair cabinets in the breakroom and install a 3'x4' glass window.

        (n)    Antenna:    Landlord will allow Tenant to place its antenna on the roof of the building. The Landlord shall have the right to approve the size and location of the antenna. Tenant at its sole cost shall be responsible for the installation and removal of the antenna including any costs associated with patching the roof.

        1.2   The following exhibits (the "Exhibits") and addenda are attached hereto and incorporated herein by this reference:

Exhibit A	Premises Space Plan
Exhibit B	Building Work Letter for Tenant Improvements
Exhibit C	Building Rules and Regulations
Exhibit D	Commencement Date Confirmation

        The Office Lease Agreement and the Exhibits are collectively referred to herein as the "Lease."

ARTICLE 2.    PREMISES/RIGHT TO USE COMMON AREAS

        2.1   Landlord leases to Tenant and Tenant leases from Landlord the Premises, for and subject to the terms and provisions set forth in this Lease. This Lease is subject to all liens, encumbrances, ground leases, casements, restrictions, covenants, and all other matters of record, the Rules and Regulations prescribed in Exhibit C and the Parking provisions set forth in Article 6. Tenant and Tenant's agents, contractors, customers, directors, employees, invitees, officers, and patrons (collectively, the "Tenant's Permittees") have a non-exclusive privilege and license, during the Lease Term, to use the Common Areas in common with all other authorized users thereof.

        2.2   For purposes of this Lease, the following terms shall have the definitions set forth below:

          (a)   "Automobile Parking Areas" means all areas designated for automobile parking upon the Land. Automobile Parking Areas are Common Areas, but certain parking areas are restricted to use by certain occupants.

          (b)   "Common Areas" means those areas within the Building and upon the Land not leased to any tenant and which are intended by Landlord to be available for the use, benefit, and enjoyment of all occupants of the Building.

          (c)   "Interior Common Facilities" means lobbies, corridors, hallways, elevator foyers, restrooms, mail rooms, mechanical and electrical rooms, janitor closets, and other similar facilities used by tenants or which may be made available and/or accessible by Landlord for the benefit of tenants on a non-exclusive basis.

          (d)   "Land" means the parcel of land upon which the Building is situated;

          (e)   "Load Factor" means the quotient of the Rentable Square Footage of the Building divided by the aggregate Usable Square Footage of all premises and occupiable space in the Building.

          (f)    "Rentable Square Footage" means (1) with respect to the Building, the sum of the total area of all floors in the Building (including Interior Common Facilities but excluding stairs, elevator shafts, vertical shafts, parking areas and exterior balconies), computed by measuring to the exterior surface of permanent outside walls; and (2) with respect to the Premises, the Usable Square Footage of the Premises multiplied by the Load Factor.

          (g)   "Usable Square Footage" means the area of the Premises (or other space occupiable by tenants as the case may be) computed by measuring to the exterior surface of permanent outside walls, to the midpoint of corridor and demising walls and to the Tenant side of permanent interior walls and Interior Common Facilities walls (other than corridor walls).

ARTICLE 3.    TERM

        The term of this Lease shall be as set forth in Section 1.1(e).

ARTICLE 4.    MINIMUM MONTHLY RENT

        Tenant shall pay to Landlord, without deduction, setoff, prior notice, or demand, the Minimum Monthly Rent, payable in advance on the first day of each calendar month during the Lease Term. The equivalent of one month's Minimum Monthly Rent shall be due and payable by Tenant to Landlord concurrently upon Tenant's execution of this Lease and delivery of same to Landlord for counter execution. If the Lease Term commences on a date other than the first day of a calendar month, the Minimum Monthly Rent for that month shall be prorated on a per diem basis and the excess paid by Tenant upon execution of the Lease shall be credited to Tenant and applied toward the Minimum Monthly Rent due for the immediately following full calendar month.

ARTICLE 5.    ADDITIONAL RENT/BASE YEAR

        Tenant shall pay as additional rent each year the amount, if any, by which Tenant's Pro Rata Share of Operating Costs (hereinafter defined) during each Operating Year (hereinafter defined) of the Lease Term exceeds Tenant's Pro Rata Share of Operating Costs in the Base Year set forth in Section 1.1 (i). Tenant's Pro Rata Share is the percentage set forth in Section 1.1 (i). If the Lease Term begins or ends anytime other than the first or last day of an Operating Year, Operating Costs and Tenant's Pro Rata Share thereof shall be prorated. Prior to the end of each Operating Year, Landlord shall provide Tenant with a written statement of Landlord's estimate of Tenant's Pro Rata Share of Operating Costs for the next succeeding Operating Year (the "Estimated Share"). Landlord may, at any time, revise the Estimated Share and adjust the required monthly payment accordingly. After the end of each Operating Year, Landlord shall provide Tenant with a statement showing Tenant's Pro Rata Share of the actual Operating Costs for the preceding Operating Year (the "Actual Share"). If the Actual Share exceeds the Estimated Share paid by Tenant during that Operating Year, Tenant shall pay the excess at the time the next succeeding payment of Minimum Monthly Rent is payable (or within ten (10) days if the Lease Term has expired or been terminated). If the Actual Share is less than the Estimated Share paid by Tenant, Landlord shall apply such excess to payments next falling due under this Article (or refund the same to Tenant or credit amounts due from Tenant if the Lease Term has expired or been terminated). If the Project is not fully occupied during any portion of any Fiscal Year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs. If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant. For purposes of this Lease: (a) "Operating Costs" means and includes all costs of management, maintenance, and operation of the Building, including but not limited to the costs of cleaning, repairs, utilities, air conditioning, heating, plumbing, elevator, parking, landscaping, insurance, property taxes and special assessments levied against the Land, the Building or the Premises, and all other costs which can properly be considered operating expenses but excluding costs of property additions, alterations for tenants, leasing commissions, advertising, depreciation, interest, income taxes and administrative costs not specifically incurred in the management, maintenance and operation of the Project; and (b) "Operating Year" means a year beginning January 1 and ending December 31.

ARTICLE 6.    PARKING

        6.1   Provided that Tenant shall not default or be in default at any time under the terms and conditions of this Lease, and provided further that Tenant shall pay all parking license fees, plus tax and other charges relating thereto, and provided further that Tenant shall comply with and abide by any parking rules and regulations from time to time in effect, Tenant shall have a license to park up to, but not more than, Ten (10) passenger automobiles (but not oversized or abnormally heavy vehicles) in parking spaces located in the Automobile Parking Areas provided by Landlord from time to time for the Building, of which Ten(10) spaces (the "Total Spaces") (i) Two (2) (the "Covered Spaces") shall be in reserved, covered Automobile Parking Areas provided and designed by Landlord from time to time, and (ii) Eight (8) (the "Uncovered, Unreserved Surface Spaces") shall be uncovered, unreserved spaces used in common with all other tenants, visitors and occupants to or in the Building.

        The parking privileges or spaces made available to Tenant as provided above in this paragraph shall be charged to Tenant during the initial Lease Term beginning on the first day of month two (2) of the Lease Term at the rate of, and Tenant shall then pay to Landlord in cash and in advance for each such privilege or space, $25.00 per space per month, plus tax, for Two (2) Covered Spaces. The Uncovered, Unreserved Surface Spaces shall be available free of charge for the initial Lease Term. Tenant covenants and agrees not to park or permit to be parked by its agents, servants or employees more than Ten (10) vehicles at any time at or on the Land or any lots provided by Landlord for the Building and in the event Tenant causes or permits more vehicles than designated herein to be parked, after receiving written notice from the Landlord, the same shall constitute a default under this Lease. Each automobile shall, at Landlord's option to be exercised from time to time, bear a permanently affixed and visible identification sticker or tag to be provided from time to time by Landlord. Tenant shall not and shall not permit its employees, agents, servants, licensees, customers or invitees to park any vehicles in locations other than those specifically designated by Landlord as being for Tenant's use. This license is for self-service parking only and does not include additional rights or services. Landlord shall not have any obligation to monitor or enforce Tenant's parking licenses or privileges. Except for the gross negligence or willful misconduct of Landlord, neither Landlord nor its operators, agents, servants, licensees or employees shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within such parking spaces or any Automobile Parking Areas whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around such parking spaces or any parking areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever and Tenant hereby waives any claim for or in respect to the above. Tenant further agrees to indemnify, defend and hold harmless Landlord for, from and against all claims or liabilities arising out of loss or damages to property or injury to or death of persons, or both, relating to any of the foregoing unless directly caused by the gross negligence or willful misconduct of Landlord. Except pursuant to an assignment permitted under the Lease, Tenant shall not assign any of its rights hereunder and in the event an attempted assignment is made, it shall be void.

        6.2   In the event any tax, surcharge, imposition or regulatory fee is at any time imposed by any governmental authority upon or with respect to parking, parking spaces, the parking rights or license granted hereby, the parking fees to be paid hereunder, or the vehicles parking in the Automobile Parking Areas referred to herein, Tenant shall pay the same to Landlord as additional rent hereunder, payable with monthly installments of Monthly Rent or as otherwise required by Landlord.

        6.3   Landlord or its agents shall have the right (but not the obligation), from time to time as a part of Expenses, to monitor all Automobile Parking Areas to assure that Tenant, its employees, agents and contractors are parking only in the areas designated by Landlord from time to time for Tenant's use. Landlord shall have the right to tow away, at the expense of the vehicle owner, any vehicles that do not park in spaces designated for Tenant's use or any vehicles of Tenant's invitees not parked in areas designated for Tenant's use or visitors parking. Landlord shall only invoice the Tenant and not individual employees for said parking. Landlord shall have the right to modify the overall site parking plan including the right to change the location of any spaces previously reserved for Tenant's use, whether covered or uncovered and/or whether surface or garage, provided they are within similar location to Tenant's premises. Landlord shall also have the right to pursue other rights and remedies available at law or in equity.

        6.4   Landlord or its agents shall have the right from time to time with thirty (30) days prior written notice to the Tenant to substitute other Covered Spaces within the Project for the Covered Spaces referenced hereinabove.

        6.5   Landlord or its agents reserves the right to cancel the above Covered Spaces and/or convert them to Uncovered, Unreserved Surface Spaces for nonpayment of rent in excess of one (1) month. Landlord will give five (5) days written notice prior to the exercise of such right.

        6.6   All rental or other charges set forth above shall be due and payable at the same times as the monthly installments of Base Rent are payable under the Lease and shall in general be subject to the terms and provisions as are applicable to rental installments under the Lease, including without limitation, payment of privilege, rental or other taxes on such rental charges.

ARTICLE 7.    RENT TAX AND PERSONAL PROPERTY TAXES

        Tenant shall pay to Landlord, in addition to, and simultaneously with, any other amounts payable to Landlord under this Lease, a sum equal to the aggregate of any municipal, county, state, or federal excise, sales, use, or transaction privilege taxes now or hereafter levied or imposed against, or on account of, any amounts payable under this Lease by Tenant or the receipt thereof by Landlord. Tenant shall pay, prior to delinquency, all taxes levied upon fixtures, furnishings, equipment and personal property placed on the Premises by Tenant.

ARTICLE 8.    PAYMENT OF RENT AND LATE CHARGES

        Tenant shall pay the rent and all other charges specified in this Lease to Landlord at the address set forth on Section 1. 1 (b) of this Lease, or to another person and at another address as Landlord from time to time designates in writing. Minimum Monthly Rent, additional rent, or other charges payable by Tenant to Landlord under the terms of this Lease (all of which shall be deemed "rent" for all intents and purposes under this Lease and under applicable law) not received within ten (10) days after the due date (the "Delinquency Date") thereof shall automatically (and without notice) incur a one time late charge of five percent (5%) of the delinquent amount. Further, any Minimum Monthly Rent, additional rent, or other charges payable by Tenant to Landlord and not paid prior to the Delinquency Date shall bear interest from the Delinquency Date at the "Delinquency Interest Rate" of fifteen percent (15%) per annum. Notwithstanding the above, if the Delinquency Interest Rate exceeds the maximum interest rate allowed by law, the Delinquency Rate shall be reduced to the highest rate allowed by law. In the event any party other than Tenant (a "third party") remits to Landlord all or any portion of the Minimum Monthly Rent, additional rent, or other charges due and payable by Tenant under this Lease, for or on behalf of Tenant, and/or if Landlord should accept the tender of any such payment from a third party, neither the remittance or acceptance of any such payment shall create, establish or constitute, or be deemed to create, establish or constitute, a tenancy of any such third party, or a landlord-tenant relationship, between Landlord and any third party, notwithstanding the existence of any statutory or common law rights of such third party to the contrary, whether such rights are currently or hereafter in effect, and Landlord may accept any and all such payments solely for the account of Tenant hereunder and without effecting a modification or amendment of this Lease or otherwise abrogating any of the terms, provisions or conditions hereof.

ARTICLE 9.    SECURITY DEPOSIT

        Tenant shall, upon execution of this Lease, deposit with Landlord security for the performance of all of its obligations in the amount set forth in Section 1.1(k). If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for the cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

        If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

ARTICLE 10.    CONSTRUCTION OF THE PREMISES

        Landlord shall construct Tenant's Leasehold Improvements, in accordance with Exhibit B. Prior to the Commencement Date, any work performed by Tenant or any fixtures or personal property moved onto the Premises shall be Tenant's own risk and neither Landlord nor Landlord's agents or contractors shall be responsible to Tenant for damage or destruction to Tenant's property, including damage or destruction occasioned by Landlord's own negligence. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month. Except as expressly provided herein and in Exhibit B, Landlord shall have no other or further obligation to construct Leasehold Improvements for or on behalf of Tenant in the Premises or elsewhere in the Building. Landlord makes no representation or warranty whatsoever regarding the suitability of the Tenant's Leasehold Improvements respecting Tenant's intended use and occupancy of the Premises.

ARTICLE 11.    ALTERATIONS

        11.1    Landlord's Consent and Conditions.    Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent; nor shall Tenant change, alter or modify any existing locks, or install any new or additional locks, upon any doors or other entrances providing access to and from the Premises without in each instance obtaining Landlord's prior written consent and furnishing Landlord with new keys, combinations, codes, or other means of unlocking such doors or entrances so as to afford Landlord access to the Premises in accordance with Article 18 of this Lease. Tenant shall pay Landlord's standard charge for review of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises.

        Tenant shall reimburse Landlord for actual costs incurred for review of the plans and all other items submitted by Tenant. Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 11.5.

        The following requirements shall apply to all Work:

        (a)   Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and, at Landlord's request, security for payment of all costs.

        (b)   Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Building and shall avoid interference with other work to be performed or services to be rendered in the Building.

        (c)   The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

        (d)   Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

        (e)   Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed.

        (f)    Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed five percent (5%) of labor, material, and all other costs of the Work, if Landlord's employees or contractors perform the Work.

        (g)   Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects".

        11.2    Damage to Systems.    If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Building and the Land, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Building or on the Land, shall become Additional Rent payable by Tenant on demand.

        11.3    No Liens.    Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Land or the Building; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

        11.4    Ownership of Improvements.    All Work as defined in this Article 11, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Section 11.5 below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal).

        11.5    Removal at Termination.    Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Premises, Building and Land its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects shall be removed by Tenant pursuant to Section 11.4, and any improvements to any portion of the Land other than the Premises. Tenant shall repair all damage caused by the installation or removal of any of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

ARTICLE 12.    LIENS

        Tenant shall keep the Premises, Building, and the Land free from any and all liens arising out of any work performed, material furnished, or other obligations incurred due to the actions of Tenant or Tenant's Permittees or the failure of Tenant to comply with any law. In the event any such lien does attach against the Premises, Building, or Land, and Tenant does not discharge the lien or post bond (which under law would prevent foreclosure or execution under the lien) within ten (10) days after demand by Landlord, such event shall be a default by Tenant under this Lease and, in addition to Landlord's other rights and remedies, Landlord may take any action necessary to discharge the lien.

ARTICLE 13.    USE OF PREMISES/RULES AND REGULATIONS

        13.1   Without the prior approval of Landlord, Tenant shall not use the Premises for any use other than for general business office purposes and Tenant agrees that it will use the Premises in such manner as to not interfere with or infringe on the rights of other tenants in the Building and so particularly prescribed in Exhibit C. Tenant agrees to comply with all applicable laws, ordinances and regulations in connection with its use of the Premises, agrees to keep the Premises in a clean and sanitary condition, and agrees not to perform any act in the Building which would increase any insurance premiums related to the Building or would cause the cancellation of any insurance policies related to the Building.

        13.1   Tenant shall not use, generate, manufacture, store, or dispose of, in, under, or about the Premises, the Building, the Land, or the Project or transport to or from the Premises, the Building, the Land, or the Project, any Hazardous Materials. For purposes of this Lease, "Hazardous Materials" includes, but is not limited to: (i) flammable, explosive, or radioactive materials, hazardous wastes, toxic substances, or related materials; (ii) all substances defined as "hazardous substances," "hazardous materials," "toxic substances," or "hazardous chemical substances or mixtures" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq., as amended by Superfund Amendments and Re-authorization Act of 1986; the Hazardous Materials Transportation Act, 49 U.S.C. §1901, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §2601, et seq.; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.10 and amendments thereto) or by the Environmental Protection Agency (or any successor agent) as hazardous substances (40 CFR Part 302 and amendments thereto); (iv) any material, waste, or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyl's, (D) designated as a "hazardous substance" pursuant to §311 of the Clean Water Act, 33 U.S.C. S 1251 et seq. (33 U.S.C. §1321) or listed pursuant to the Clean Water Act (33 U.S.C. § 1317); (E) flammable explosives; or (F) radioactive materials; and (v) all substances defined as "hazardous wastes" in Arizona Revised Statutes § 36-3501 (16).

ARTICLE 14.    RIGHTS RESERVED BY LANDLORD

        In addition to all other rights, Landlord has the following rights, exercisable without notice to Tenant and without effecting an eviction, constructive or actual, and without giving right to any claim for set off or abatement of rent: (a) to decorate and to make repairs, alterations, additions, changes, or improvements in and about the Building; (b) to approve the weight, size, and location of heavy objects in and about the Premises and the Building, and to require all such items to be moved into and out of the Building and Premises in such manner as Landlord shall direct in writing; (c) to prohibit the placing of vending machines in or about the Premises without the prior written consent of Landlord; (d) to take all such reasonable measures for the security of the Building and its occupants; and (e) to relocate the Premises to another location of substantially equivalent size and location in the Building provided such relocation does not increase the Minimum Monthly Rent or other costs payable by Tenant under this Lease. If Landlord elects to move Tenant, Landlord shall build out or renovate the new location with Leasehold Improvements at the new location substantially equal to Leasehold Improvements constructed or to be constructed in the original Premises pursuant to Exhibit B and Landlord will pay Tenant's reasonable costs of moving to the new location, including incidental costs such as reprinting stationery and new Signage, but Landlord will have no other liability to Tenant with respect to relocation.

ARTICLE 15.    QUIET ENJOYMENT

        Landlord agrees that, provided a default by Tenant has not occurred, Landlord will do nothing that will prevent Tenant from quietly enjoying and occupying the Premises during the Lease Term. Tenant agrees this Lease is subordinate to the Rules and Regulations set forth in Exhibit C, and the Parking prescribed in Article 6.

ARTICLE 16.    MAINTENANCE AND REPAIR

        Landlord shall maintain the Premises and Building in good condition and repair, reasonable wear and tear excepted. Tenant waives all rights to make repairs at the expense of Landlord. If Landlord would be required to perform any maintenance or make any repairs because of: (a) modifications to the roof, walls, foundation, and floor of the Building from that set forth in Landlord's plans and specifications which are required by Tenant's design for improvements, alterations and additions; (b) installation of Tenant's improvements, fixtures, or equipment; (c) a negligent or wrongful act of Tenant or Tenant's Permittees; or, (d) Tenant's failure to perform any of Tenant's obligations under this Lease, Landlord may perform the maintenance or repairs and Tenant shall pay Landlord the cost thereof. Tenant agrees to: (a) Pay Landlord's cost of maintenance and repair, including additional janitorial costs of any Non-Building Standard Improvements and Non Building Standard materials and finishes and (b) Repair or replace all ceiling and wall finishes (including painting) and floor or window coverings which require repair or replacement during the Lease Term, at Tenant's sole cost. Notwithstanding anything in this Lease to the contrary, to the extent the terms and provisions of Article 21 conflict with, or are inconsistent with, the terms and provisions of this Article 16, the terms and provisions of Article 21 shall control.

ARTICLE 17.    UTILITIES AND JANITORIAL SERVICES

        Landlord agrees to furnish to the Premises during normal business hours as defined in Article 1.1(1) (the "Business Hours"), and subject to the Rules and Regulations, electricity suitable for the intended use of the Premises, heat and air conditioning required in Landlord's judgment for normal use and occupation of the Premises, and janitorial services for the Premises and Common Areas. Landlord further agrees to furnish hot and cold water to those areas provided for general use of all tenants in the Building. Landlord will use diligent efforts to provide continuous elevator service for the Building. If Tenant shall require electric current, water, heating, cooling, or air which will result in excess consumption of such utilities or services, Tenant shall first obtain the written consent of Landlord to the use thereof. If, in Landlord's reasonable discretion, Tenant consumes any utilities or services in excess of the normal consumption of such utilities and services for general office use, Tenant agrees to pay Landlord for the cost of such excess consumption of utilities or services upon receipt of a statement of such costs from Landlord at the same time as payment of the Minimum Monthly Rent is made. Landlord may also cause separate meters to be installed, at Tenant's expense, to measure excess consumption or establish another basis for determining the amount of excess consumption of electrical current. Landlord shall not be liable for damages nor shall rent or other charges abate in the event of any failure or interruption of any utility or service supplied to the Premises or Building by a regulated utility or municipality, or any failure of a Building system supplying any such service to the Premises (provided Landlord uses diligent and commercially reasonable efforts to repair or restore the same) and no such failure or interruption shall entitle Tenant to terminate this Lease.

ARTICLE 18.    ENTRY AND INSPECTION

        Landlord shall at all times retain a master key (or other means of unlocking doors and entrances), to the Premises such that Landlord shall have access to and the right to enter into the Premises at reasonable times for the purpose of inspecting the Premises and to perform its obligations, or to make repairs, alterations, additions or improvements, as permitted by this Lease, and reserves the right, during the last six (6) months of the term of the Lease, to show the Premises at reasonable times to prospective tenants. Landlord shall be permitted to take any action under this Article without causing any abatement of rent or liability to Tenant for any loss of occupation or quiet enjoyment of the Premises, nor shall such action by Landlord be deemed an actual or constructive eviction.

ARTICLE 19.    ACCEPTANCE OF THE PREMISES/LIABILITY INSURANCE

        19.1   All personal property and fixtures belonging to Tenant shall be placed and remain on the Premises at Tenant's sole risk. Upon taking possession of the Premises and thereafter during the Lease Term, the Tenant shall, at Tenant's sole cost and expense, maintain insurance coverage with limits not less than the following: (a) Worker's Compensation Insurance, minimum limit as defined by applicable laws; (b) Employer's Liability Insurance, minimum limit $1,000,000; (c) Commercial General Liability Insurance, Bodily Injury/Property, Damage Insurance (including the following coverages Premises/Operations, Independent Contractors, Broad Form Contractual in support of the indemnification obligations of Tenant under this Lease, and Bodily Personal Injury Liability), minimum combined single limit $1,000,000); Automobile Liability Insurance, minimum limit $1,000,000. All such policies shall include a waiver of subrogation in favor of Landlord and shall name Landlord and such other parties as Landlord may require as additional insureds. Tenant's insurance shall he primary, with any insurance maintained by Landlord to be considered excess. Tenant's insurance shall be maintained with an insurance company qualified to do business in the State of Arizona and having a current A.M. Best manual rating of at least AX or better. Before entry into the Premises and before expiration of any policy, evidence of these coverage's represented by Certificates of Insurance issued by the insurance carrier must be furnished to Landlord. Certificates of Insurance should specify the additional insured status, the waiver of subrogation, and that such insurance is primary, and any insurance by Landlord is excess. The Certificate of Insurance shall state that Landlord will be notified in writing thirty (30) days before cancellation, material change, or renewal of insurance.

        19.2   During the entire Lease Term, Landlord agrees to maintain public liability insurance in such forms and amounts as Landlord shall determine.

ARTICLE 20.    CASUALTY INSURANCE

        20.1   Tenant shall maintain fire and extended coverage insurance (full replacement value) with a business interruption and extra expense endorsements, on personal property and trade fixtures owned or used by Tenant.

        20.2   Landlord shall maintain fire and full extended coverage insurance ("all risk") including necessary endorsements throughout the Lease Term on the Building (excluding Tenant's trade fixtures and personal property). At Landlord's option, the policy of insurance may include a business interruption insurance endorsement for loss of rents. The cost of the insurance obtained under this Section 20.2 shall be an Operating Cost under Article 5 of this Lease.

        20.3   With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements

ARTICLE 21.    DAMAGE AND DESTRUCTION OF PREMISES

        In the event of fire or other casualty damage to the Premises during the Lease Term which requires repairs to the Premises, Landlord shall commence to make said repairs within sixty (60) days after written notice by Tenant of the necessity therefor and diligently proceed therewith to completion. The Minimum Monthly Rent shall be proportionately reduced while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. Landlord shall have no obligation to repair, restore, or replace Tenant's trade fixtures or personal property and Tenant shall be solely responsible therefor. Notwithstanding the above, if (a) during the last year of the Lease Term the Premises or the Building is damaged as a result of fire or any other insured casualty, or (b) the Premises are damaged to the extent of twenty-five percent (25%) or more of the replacement value of the Premises, or (c) the Premises or the Building is damaged or destroyed as a result of a casualty not insured against, or (d) the Building shall be damaged or destroyed by fire or other cause to the extent of twenty percent (20%) or more of the Building's replacement value, then Landlord shall have the right, to be exercised by notice in writing to Tenant given within ninety (90) days after said occurrence, to terminate this Lease. Tenant waives any statutory or other right Tenant may have to cancel this Lease as a result of such destruction and no such destruction shall annul or void this Lease. The provisions of this Article shall supersede the obligations of Landlord to make repairs under Article 16 of this Lease. Notwithstanding the provisions of this Article 21, if the Premises or any other portion of the Building are damaged by fire or other casualty resulting from the negligent act or emission or willful misconduct of Tenant or Tenant's Permittees, Minimum Monthly Rent shall not be reduced during the repair of the damage, and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Premises or the Building caused thereby to the extent that cost and expense is not covered by insurance proceeds.

ARTICLE 22.    EMINENT DOMAIN

        If a part of the Premises, Building or Land is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Building or Land is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein.

ARTICLE 23.    ASSIGNMENT AND SUBLETTING

        23.1    In General.    Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Building shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein.

        23.2    Landlord's Consent.    Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Building or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Building, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Building, (v) the proposed assignee or subtenant is a government entity, or (vi) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

        23.3    Procedure.    Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

        23.4    Excess Payments.    If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt after deducting Tenant improvements and leasing commissions associated with said sublease.

        23.5    Recapture.    Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

ARTICLE 24.    SALE OF PREMISES BY LANDLORD

        In the event of any sale of the Building or the Land or any assignment of this Lease by Landlord (or a successor in title), if the assignee or purchaser assumes the obligations of Landlord herein in writing, Landlord (or such successor) shall automatically be entirely freed and relieved of all liability under any and all of Landlord's covenants and obligations contained in this Lease or arising out of any act, occurrence, or omission occurring after such sale or assignment; and the assignee or purchaser shall be deemed, without any further agreement between the parties, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease, and shall be substituted as Landlord for all purposes from and after the sale or assignment.

ARTICLE 25.    SUBORDINATION/ATTORNMENT/MODIFICATION/ASSIGNMENT

        Tenant's interest under this Lease is subordinate to all terms of and all liens and interests arising under any ground lease, deed of trust, or mortgage now or hereafter placed on the Landlord's interest in the Premises, the Building, or the Land. Tenant consents to an assignment of Landlord's interest in this Lease to Landlord's lender as required under such financing. If the Premises or the Building is sold as a result of a default under the mortgage, or pursuant to a transfer in lieu of foreclosure, or a ground lease is terminated because of the default of the lessee under such ground lease, Tenant shall, at the mortgagee's, purchaser's or ground lessor's sole election, attorn to the mortgagee, purchaser or ground lessor. This Article is self-operative; however, Tenant agrees to execute and deliver, if Landlord or any ground lease, deed of trust, or mortgagee, purchaser, or ground lessor should so request, such further instruments necessary to subordinate this Lease to a lien of any mortgage or deed of trust, to acknowledge the consent to assignment and to affirm the attornment provisions set forth herein.

ARTICLE 26.    LANDLORD'S DEFAULT AND RIGHT TO CURE

        In the event of default hereunder by Landlord, Tenant agrees, before exercising any right or remedy available to it, to give Landlord written notice of the claimed default. For the thirty (30) days following such notice (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be remedied within thirty (30) days), Landlord shall have the right to cure the default involved.

ARTICLE 27.    ESTOPPEL CERTIFICATES

        Tenant agrees at any time and from time to time upon request by Landlord, to execute, acknowledge, and deliver to Landlord, within ten (10) calendar days after demand by Landlord, a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications), (b) the dates to which the Minimum Monthly Rent and other rent and charges have been paid in advance, if any, (c) Tenant's acceptance and possession of the Premises, (d) the commencement of the Lease Term, (e) the rent provided under the Lease, (f) that Landlord is not in default under this Lease (or if Tenant claims such default, the nature thereof), (g) that Tenant claims no offsets against the rent, and (h) such other information as may be requested with respect to the provisions of this Lease or the tenancy created by this Lease. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.

ARTICLE 28.    TENANT'S DEFAULT

        Any of the following shall constitute a default by Tenant:

        28.1    Rent Default.    Tenant fails to pay any Rent when due;

        28.2    Assignment/Sublease or Hazardous Substances Default.    Tenant defaults in its obligations under Article 23 Assignment and Sublease or Section 13.2 Hazardous Substances;

        28.3    Other Performance Default.    Tenant fails to perform any other obligation to Landlord under this Lease, and, in the case of only the first two (2) such failures during the Term of this Lease, this failure continues for thirty (30) days (after written notice from Landlord, except that if Tenant begins to cure its failure within the thirty (30) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the thirty (30) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

        28.4    Credit Default.    One of the following credit defaults occurs:

          (a)   Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty (30) days or results in the entry of an order for relief against Tenant which is not fully stayed within seven (7) days after entry;

          (b)   Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

          (c)   Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

        28.5    Abandonment Default.    Tenant abandons the Premises.

ARTICLE 29.    LANDLORD'S REMEDIES

        29.1    Termination of Lease or Possession.    If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. Ownership of Tenant's property shall remain with the Tenant.

        29.2    Lease Termination Damages.    If Landlord terminates the Lease, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account anticipated vacancy prior to reletting, reletting expenses and market concessions, both discounted to present value at the rate of three percent (3%) per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and reletting expenses or concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting.

        29.3    Possession Termination Damages.    If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

        29.4    Landlord's Remedies Cumulative.    All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

        29.5    Litigation Costs.    Tenant shall pay Landlord's reasonable attorneys' fees and other costs in enforcing this Lease, whether or not suit is filed. In the event either party institutes legal proceedings against the other party for breach of or interpretation of any the terms, conditions or covenants of this Lease, the party against whom a judgement is entered shall pay all reasonable costs and expenses relative thereto, including reasonable attorney's fees of the prevailing party.

ARTICLE 30.    TENANT'S RECOURSE

        Anything in this Lease to the contrary notwithstanding, Tenant agrees to look solely to the estate and property of Landlord in the Land and the Building, subject to prior rights of any ground lessor, mortgagee, or deed of trust of the Land and Building or any part thereof, for the collection of any judgment requiring the payment of money by Landlord in the event of any default by Landlord under this Lease. Tenant agrees that it is prohibited from using any other procedures for the satisfaction of Tenants' remedies. Neither Landlord nor any of its respective officers, directors, employees, agents, heirs, successors, or assigns, shall have any personal liability of any kind or nature, directly or indirectly, under or in connection with this Lease.

ARTICLE 31.    HOLDING OVER

        If Tenant holds over after the Expiration Date, or any extension thereof, Tenant shall be a tenant at sufferance, the Minimum Monthly Rent shall be 150% of the sum of (i) the Minimum Monthly Rent payable immediately prior to the Expiration Date, plus, (ii) any amounts due under Article 5, which shall be payable in advance on the first day of such holdover period and on the first day of each month thereafter. Tenant will be considered to be on a month-to-month basis during any holdover period.

ARTICLE 32.    GENERAL PROVISIONS

        32.1   This Lease is construed in accordance with the laws of the State of Arizona.

        32.2   If Tenant is composed of more than one person or entity, then the obligations of such entities or parties are joint and several.

        32.3   If any term, condition, covenant, or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, conditions, covenants, and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

        32.4   The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and sections are for the purpose of convenience only and are not be considered a part hereof.

        32.5   Time is of the essence of this Lease.

        32.6   In the event either party initiates legal proceedings or retains an attorney to enforce any right or obligation under this Lease or to obtain relief for the breach of any covenant hereof, the party ultimately prevailing in such proceedings or the non-defaulting party shall be entitled to recover all costs and reasonable attorneys' fees.

        32.7   This Lease, and any Exhibit or Addendum attached hereto, set forth all the terms, conditions, covenants, provisions, promises, agreements, and undertakings, either oral or written, between the Landlord and Tenant. No subsequent alteration, amendment, change, or addition to this Lease is binding upon Landlord or Tenant unless reduced to writing and signed by both parties.

        32.8   Subject to Article 24, the covenants herein contained shall apply to and bind the heirs, successors, executors, personal representatives, legal representatives, administrators, and assigns of all the parties hereto.

        32.9   No term, condition, covenant, or provision of this Lease shall be waived except by written waiver of Landlord, and the forbearance or indulgence by Landlord in any regard whatsoever shall not constitute a waiver of the term, condition, covenant, or provision to be performed by Tenant to which the same shall apply, and until complete performance by Tenant of such term, condition, covenant, or provision, Landlord shall be entitled to invoke any remedy available under this Lease or by law despite such forbearance or indulgence. The waiver by Landlord of any breach or term, condition, covenant, or provision hereof shall apply to and be limited to the specific instance involved and shall not be deemed to apply to any other instance or to any subsequent breach of the same or any other term, condition, covenant, or provision hereof. Acceptance of rent by Landlord during a period in which Tenant is in default in any respect other than payment of rent shall not be deemed a waiver of the other default. Any payment made in arrears shall be credited to the oldest amount outstanding and no contrary application will waive this right.

        32.10   The use of a singular term in this Lease shall include the plural and the use of the masculine, feminine, or neuter genders shall include all others.

        32.11   Landlord's submission of a copy of this Lease form to any person, including Tenant, shall not be deemed to be an offer to lease or the creation of a lease unless and until this Lease has been fully signed and delivered by Landlord.

        32.12   Every term, condition, covenant, and provision of this Lease, having been negotiated in detail and at arm's length by both parties, shall be construed simply according to its fair meaning and not strictly for or against Landlord or Tenant.

        32.13   If the time for the performance of any obligation under this Lease expires on a Saturday, Sunday, or legal holiday, the time for performance shall be extended to the next succeeding day which is not a Saturday, Sunday, or legal holiday.

        32.14   If requested by Landlord, Tenant shall execute written documentation with signatures acknowledged by a notary public, to evidence when and if Landlord or Tenant has met certain obligations under this Lease.

ARTICLE 33.    NOTICES

        Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to or on the other, such notice or demand shall be in writing and shall be given or served and shall not be deemed to have been duly given or served unless (a) in writing; (b) either (1) delivered personally, (2) deposited with the United States Postal Service, as registered or certified mail, return receipt requested, bearing adequate postage, or (3) sent by overnight express courier (including, without limitation, Federal Express, DHL Worldwide Express, Airborne Express, United States Postal Service Express Mail) with a request that the addressee sign a receipt evidencing delivery; and (c) addressed to the party at its address in Section 1.1. Either party may change such address by written notice to the other. Service of any notice or demand shall be deemed completed forty-eight (48) hours after deposit thereof, if deposited with the United States Postal Service, or upon receipt if delivered by overnight courier or in person.

ARTICLE 34.    BROKER'S COMMISSIONS

        Tenant represents and warrants that there are no claims for brokerage commissions, finder's fees or similar items in connection with this Lease or with respect to any applicable renewals or extensions hereof (excepting commissions or fees approved or authorized in writing by Landlord and described in the attached Addendum hereto). Tenant agrees to and shall indemnify Landlord and hold Landlord harmless from and against any claim, demand or suit for any such brokerage commissions, finder's fees or similar items relating to the Lease, any renewals or extensions hereof, or the subject matter hereof, including, without limitation, all obligations, costs, expenses and fees (including reasonable attorneys' fees) incurred or suffered by Landlord on account of or arising from any such claim, demand or suit resulting from Tenant's actions or representations.

ARTICLE 35.    INDEMNIFICATION/WAIVER OF SUBROGATION

        35.1   Tenant shall indemnify, defend, and hold Landlord and any lender of Landlord harmless against all Claims (as defined below) and costs incurred by Landlord arising from: (a) any act or omission of Tenant or Tenant's Permittees which results in personal injury, loss of life, or property damage sustained in and about the Premises, the Building, or the Land; (b) attachment or discharge of a lien upon the Premises, the Building, or the Land; (c) Tenant's and Tenant's Permittees' use, generation, storage, release, threatened release, discharge, disposal, or presence of Hazardous Materials on, under, or about the Premises, the Building, or the Land; and (d) any default of Tenant under this Lease. As used in this Lease, "Claims" means any claim, suit, proceeding, action, cause of action, responsibility, demand, judgment and execution, and attorneys' fees and costs related to or arising from the foregoing.

        35.2   Tenant hereby releases, discharges, and waives any right of recovery from Landlord and Landlord's agents, directors, officers, and employees, and Landlord hereby releases, discharges, and waives any right of recovery from Tenant and Tenant's Permittees, from all Claims, liabilities, losses, damages, expenses, or attorneys' fees and costs incurred arising from or caused by any peril required to be covered by insurance obtained by Landlord or Tenant under this Lease, or covered by insurance in connection with (a) property on the Premises, the Building, or the Land; (b) activities conducted on the Premises, the Building, or the Land; and (e) obligations to indemnify under this Lease, regardless of the cause of the damage or loss. Landlord and Tenant shall give their respective insurance carriers notice of these waivers and shall secure an endorsement from each carrier to the effect that the waivers given in this Article 35 shall not adversely affect or impair the policies of insurance or prejudice the right of the named insured on the policy to recover thereunder. These waivers apply only to the extent such Claims, liabilities. losses, damages, expenses, or attorneys' fees are covered by insurance required pursuant to this Lease.

        35.3   Notwithstanding anything in this Lease to the contrary, Landlord shall not be responsible or liable to Tenant for any Claims for loss or damage caused by the acts or omissions of any persons occupying any space elsewhere in the Building.

        ARTICLE 36.    WAIVER OF TRIAL BY JURY.    EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN MARICOPA COUNTY, ARIZONA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

        IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year first above written.

LANDLORD:		TENANT:

KBS PHOENIX IV, LLC, a Delaware limited liability company		READY MIX, INC., a Nevada corporation

By:	Koll Bren Realty Advisors, Inc. as Agent	By:	/s/ ROBERT A. DERUITER
		Name:	Robert A. DeRuiter
By:	/s/ MARK T. BUCHANAN
		Its:	General Manager
	Mark Buchanan Vice President	Date:	5-26-00

Date:

EXHIBIT A

PREMISES SPACE PLAN

[CHART]

EXHIBIT B

BUILDING STANDARD WORK LETTER

Intentionally deleted

EXHIBIT C

RULES AND REGULATIONS

l.
Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service to Tenant, to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting doors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of Building.

2.
No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant nor shall any changes be made in existing locks or the mechanism thereof without consulting the Landlord.

3.
Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require use of stairways, elevators or movement through Building entrance or lobby shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Such pre-arrangement initiated by Tenant will include determination by Landlord and subject to its decision and control, as to the concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel or Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant' from time of entering property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for Tenant. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Building shall reasonably require.

4.
No signs, advertisements or notices shall be painted or affixed on or to any windows or doors, or other parts of the Building, except of such color, size and style and in such places, as shall be first approved in writing by Landlord. Tenant shall not deface any part of the Building or Premises. Building standard suite entrance signs to premises shall be placed thereon by a contractor designated by Landlord at Landlord's expense.

5.
Tenant shall not place, install or operate on the Premises or in part of the Building, any engine, refrigerating (other than a home-type kitchen refrigerator), heating or air conditioning apparatus, stove (excluding standard Microwave oven) or machinery, or conduct mechanical operations or cook thereon or therein, or place in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics or any other inflammable, explosives, hazardous or odorous material without the prior written consent of Landlord. No portion of the Premises shall at any time be used for cooking, sleeping or lodging quarters. In the event Tenant requires the disposal of foodstuffs, edible matter, or any materials attractive to rats or other vermin, Tenant shall provide at its sole cost and expense a rat-proof receptacle for the disposal of such materials, and take active measure to control vermin. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the leased Premises.

6.
Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's area or public rooms regardless of whether such loss occurs when the area is locked against entry or not.

7.
No birds or animals shall be brought into or kept in or about the Building.

8.
Employees of Landlord shall not receive or carry messages for or to Tenant or other person, nor contract with or render free or paid services to Tenant or Tenant's agents, employees, or invitees.

9.
Landlord will not permit entrance to Tenant's offices by use of pass keys controlled by Landlord to any person at any time without written permission by Tenant, except employees, contractors, or service personnel directly supervised by Landlord.

10.
The entries, passages, doors, elevators and elevator doors (if provided), hallways or stairways shall not be blocked or obstructed; no rubbish, litter, trash, or material of any nature shall be placed, emptied or thrown into these areas, and such areas shall not be used at any time except for ingress or egress by Tenant, Tenant's agents, employees or invitees to or from the Premises.

11.
Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant, its employees, agents, visitors or licensees shall be paid by Tenant, and Landlord shall not in any case be responsible therefor.

12.
The Landlord desires to maintain the highest standards of environmental comfort and convenience for all Tenants. It will be appreciated if any undesirable conditions or lack of courtesy or attention are reported directly to the management. Tenant shall give immediate notice to the Building Manager in case of accidents in the Premises or in the common areas, or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

13.
No Tenant shall make, or permit to be made, any unseemly or disturbing noises, interfere with occupants of this or neighboring buildings or premises, or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way interfering with others quiet enjoyment of the building.

14.
Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein. Landlord shall not be responsible to Tenant for any violations of rules and regulations by other Tenants.

15.
All Tenants shall adhere to and obey all such parking control measures as may be placed into effect by the Landlord through the use of signs, identifying decals or other instructions. No bicycles or other vehicles of any kind shall be brought into or kept on the Premises except in designated areas specified for parking of such vehicles.

16.
No safes or other objects, larger or heavier than the Building is limited to carry, shall be brought into or installed on the Premises. The Landlord shall have the power to prescribe the weight and position of such safes or other objects which shall, if considered necessary by the Landlord, be required to be supported by such additional materials placed on the floor as the Landlord may direct, and at the expense of the Tenant.

17.
Landlord shall have no obligation to repair, restretch, or replace carpeting, but will spot-clean and sweep carpeting as part of any janitorial services required to be furnished by Landlord under the Lease.

18.
Names to be replaced on or removed from directories should be furnished to the manager in writing on Tenant's letterhead. All directory strips will be at the expense of the Tenant, Landlord will determine size and uniformity of strips.

19.
All Tenants shall see that doors of their premises are closed and securely locked before leaving the Building and must observe strict care not to leave such doors and so forth open and exposed to the weather' or other elements, and each Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before the Tenant or the Tenant's employees leave the Building, and that all electricity, gas and air conditioning shall likewise be carefully shut off, so as to prevent waste or damage, where controlled by Tenant.

20.
Janitorial services shall be provided five days per week in and about the Premises, and in no case shall such services be provided on Saturdays, Sundays and holidays (legal). Tenants shall not cause unnecessary labor by reason of carelessness or indifference in the preservation of good order and cleanliness. The work of the janitor or cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time without interruption of purpose for which the Premises are let. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service. Boxes should be broken down to fit into containers.

21.
Canvassing, soliciting and peddling in the Building are prohibited. All Tenants shall cooperate to prevent the same.

22.
All nail holes are to be patched and repaired in Tenant's suite by Tenant upon vacating Premises.

23.
All holiday decorations and other temporary or special decorations must be flame-retardant. No live Christmas trees or candles are to be used throughout the Building. No decorations should be hung on the exterior windows or on exterior suite doors.

24.
There shall be no smoking permitted in the Building.

EXHIBIT D

COMMENCEMENT DATE CONFIRMATION

Landlord:	KBS Phoenix IV, L.L.C., a Delaware limited liability company
Tenant:	Ready Mix, Inc., a Nevada corporation

        This Commencement Date Confirmation (this "Confirmation") is made by the undersigned Landlord and Tenant pursuant to that certain Office Lease Agreement dated as of May 26th, 2000 (the "Lease") for certain premises known as Suite 235 in the building commonly known as 26th Place (the "Premises"). This Confirmation is made pursuant to Section 1.1(e) of the Lease.

        l.    Lease Commencement Date, Termination Date.    Landlord and Tenant hereby agree that the Commencement Date of the Lease is June 15, 2000, and the Termination Date of the Lease is September 30, 2003.

        2.    Acceptance of Premises.    Tenant has inspected the Premises and affirms that the Premises are acceptable in all respects in their current "as is" condition.

        3.    Incorporation.    This Confirmation is incorporated into the Lease and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

LANDLORD:		TENANT:

KBS Phoenix IV, L.L.C., a Delaware limited liability company		Ready Mix, Inc., a Nevada corporation

By:	Koll Bren Realty Advisors, Inc. as Agent	By:	/s/ ROBERT A. DERUITER

		Name:	Robert A. DeRuiter

By:	/s/ MARK T. BUCHANAN Mark Buchanan	Its:	General Manager
Vice President

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

        This First Amendment to Office Lease Agreement (this "First Amendment") is made and entered into by and between KBS PHOENIX IV, L.L.C., a Delaware limited liability company (the "Landlord") and READY MIX, INC., a Nevada corporation ("Tenant"), effective as of August 31, 2003 (the "Effective Date").

WITNESSETH:

        WHEREAS, Landlord and Tenant heretofore executed and entered into that certain Office Lease Agreement dated May 26, 2000 (the "Original Lease"), pursuant to which Tenant leased certain premises containing 2,260 Rentable Square Feet (the "Original Premises") in the building commonly known as 26th Place, located 2601 East Thomas Road, Phoenix, Arizona 85016 (the "Building"); and

        WHEREAS, Landlord and Tenant desire to amend the terms of the Lease to relocate Tenant, extend the Lease Term, and to modify certain terms and provisions of the Lease, all as more particularly set forth below;

        NOW, THEREFORE, for and in consideration of the premises contained herein, and other good and valuable consideration paid by each of Landlord and Tenant to the other, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby ratified and amended as follows:

1.
Defined Terms.    All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this First Amendment.

2.
Extension of Lease Term.    Landlord and Tenant acknowledge and agree that the Lease Term is hereby scheduled to expire on August 31, 2003. Landlord and Tenant hereby acknowledge and agree the Lease Term shall be extended for the period commencing September 1, 2003 and continuing through and expiring on the day preceding the thirty-sixth (36th) month anniversary of the Relocation Date (as defined below) (the "Extension Term"), upon and subject to all of the existing terms of the Lease except as otherwise hereafter set forth.

3.
Relocation Space.    Effective as of the date upon which there is Substantial Completion of the Relocation Space Tenant Improvements in the Relocation Space (the "Relocation Date"), and subject to the conditions of Paragraph 5 below, the Premises shall be relocated from the Original Premises to that certain space containing approximately 3,189 Rentable Square Feet located in Suite 120 of the Building (the "Relocation Space"), as more particularly described on Exhibit A attached hereto, and, from and after the Relocation Date, all references to the Premises shall mean the Relocation Space. Landlord and Tenant acknowledge and agree that Landlord and Tenant will execute an amendment that serves as confirmation of Relocation Date when the Relocation Date (and the expiration date of the Extension Term) is determined.

4.
Released Space.    Effective as of the Relocation Date, with respect to the Released Space only, Tenant covenants and agrees with Landlord that as a condition precedent to Tenant's occupancy of the Relocation Space, Tenant hereby surrenders the approximate 2,260 Rentable Square Feet located in Suite 235 of the Building (collectively, the "Released Space"), which is more particularly described on Exhibit B attached hereto, subject to the following:

  (a)
  With respect to the Released Space only, as of the Relocation Date, Tenant agrees to surrender the Released Space in substantially the same condition as existed upon commencement of the Lease, reasonable wear and tear excepted, and with all personal property of Tenant removed therefrom. Tenant hereby releases, as of the Relocation Date, all of its right, title and interest in, and in respect of, the Released Space. Tenant

1

      covenants, agrees and represents that Tenant shall have no further right to use, occupy or have possession of the Released Space or any portion thereof after the Relocation Date.

    (b)
    With respect to the Released Space only, Tenant covenants and agrees that it has full right, power and authority to terminate and surrender the Released Space in the manner aforesaid.

    (c)
    Subject to Paragraph 5(a) above and Paragraph 5(e) below, with respect to the Released Space only, Landlord agrees (i) to forever release and discharge Tenant from all obligations, covenants and agreements of Tenant arising under or in connection with the Released Space after the Relocation Date and (ii) not to sue Tenant for obligations, covenants and agreements of Tenant arising under or in connection with the Released Space after the Relocation Date.

    (d)
    With respect to the Released Space only, Tenant agrees (i) to forever release and discharge Landlord from all obligations, covenants and agreements of Landlord arising under or in connection with the Released Space and (ii) not to sue Landlord for obligations, covenants and agreements of Landlord arising under or in connection with the Released Space.

    (e)
    Notwithstanding anything to the contrary herein contained, with respect to the Released Space only, the parties acknowledge and agree that each shall continue to be fully liable to the other to the extent set forth in the Lease for any claim for personal injury or property damage arising prior to the Relocation Date. Tenant shall also be responsible for any Operating Costs reimbursable that may be due, when the actual Operating Costs for the calendar year 2004 for the Building are determined in 2005.

    (f)
    With respect to the Released Space only, Tenant covenants and agrees with Landlord that Tenant shall make or cause to be made any further assurances of the termination and the surrender of the Released Space as Landlord may reasonably require from time to time.

5.
Confirmation of Premises.    Effective on and as of the Relocation Date, the "Premises" shall consist of the Relocation Space, which is Suite 120, containing 3,189 Rentable Square Feet.

6.
Minimum Monthly Rent.    From and after September 1, 2003, the Minimum Monthly Rent for the Relocation Space shall be as follows:

  (a)
  For the period commencing September 1, 2003 and continuing through the day immediately preceding the Relocation Date, the Monthly Minimum Rent shall be equal to $3,393.77 per month, plus applicable rental sales tax;

  (b)
  For the period commencing on the Relocation Date and continuing through the day immediately preceding the twelfth (12th) month anniversary of the Relocation Date, the Minimum Monthly Rent shall be $3,986.25 per month (being equal to $15.00 per Rentable Square Foot per annum), plus applicable rental sales tax;

  (c)
  For the period commencing on the twelfth (12th) month anniversary of the Relocation Date and continuing through the day immediately preceding the twenty-fourth (24th) month anniversary of the Relocation Date, the Minimum Monthly Rent shall be $4,119.13 per month (being equal to $15.50 per Rentable Square Foot per annum), plus applicable rental sales tax; and

  (d)
  For the period commencing on the twenty-fourth (24th) month anniversary of the Relocation Date and continuing through the last day of the Extension Term, the Minimum Monthly Rent shall be $4,252.00 per month (being equal to $16.00 per Rentable Square Foot per annum), plus applicable rental sales tax.

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7.
Relocation Space Tenant Improvements.    The Relocation Space is hereby leased to Tenant in its "AS-IS", "WHERE-IS" and "WITH ALL FAULTS" condition and Landlord shall have no obligation to refurbish or otherwise improve the Relocation Space for the Extension Term; provided that, subject to the terms of the Work Letter attached hereto as Exhibit C, Landlord shall perform the certain improvements to the Relocation Space in accordance with, and subject to the terms of, said Exhibit C attached hereto and made a part hereof for all purposes.

8.
Tenant's Pro Rata Share.    As of the Relocation Date, Landlord and Tenant acknowledge and agree that Tenant's Pro Rata Share, as specified in Article 1.1(h) of the Lease, shall be amended to be 10.107% (3,189 rsf / 31,553 rsf).

9.
Security Deposit.    Concurrently with the execution of this First Amendment, Landlord and Tenant hereby agree that Tenant shall pay an additional Security Deposit of $858.23 (the "Extension Term Security Deposit"). Upon payment of the Extension Term Security Deposit, the total Security Deposit (including the Extension Term Security Deposit and the Security Deposit paid upon execution of the Lease) held by Landlord, from and after the Relocation Date, is equal to $4,252.00.

10.
Parking.    Effective on and as of the Relocation Date, Landlord and Tenant acknowledge and agree that Article 6.1 of the Lease shall be amended so that Tenant shall have a license to use (12) parking spaces of which there will be (i) three (3) covered, reserved in Automobile Parking Areas designated by Landlord from time to time at the additional cost to Tenant of $25.00 per parking space per month, plus applicable rental sales tax during the Extension Term (from and after the Relocation Date) and (ii) nine (9) uncovered, unreserved parking spaces at no additional cost to Tenant during the Extension Term (from and after the Relocation Date).

11.
Brokers.    Tenant warrants that it has had no dealings with any broker or agent other than CB Richard Ellis, Inc. (the "Broker") in connection with the negotiation or execution of this First Amendment, and Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses, or liability for commissions or other compensations or charges claimed by any broker or agent, other than the Broker, with respect to this First Amendment.

12.
Miscellaneous.    With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall supersede and control.

13.
Counterparts/Facsimiles.    This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this First Amendment, the parties may execute and exchange facsimile counterparts of the signature pages and facsimile counterparts shall serve as originals.

[SIGNATURE PAGE TO FOLLOW)

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SIGNATURE PAGE TO FIRST AMENDMENT TO OFFICE LEASE AGREEMENT
BY AND BETWEEN
KBS PHOENIX IV, L.L.C., AS LANDLORD, AND
READY MIX, INC., AS TENANT

        IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused these presents to be executed on the respective dates set forth below, to be effective for all purposes, however, as of the Effective Date set forth herein.

LANDLORD:

KBS PHOENIX IV, L.L.C., a Delaware limited liability company

By:	Koll Bren Schreiber Realty Advisors, Inc., a Delaware corporation, as agent

	By:	/s/ DAVID L. KRAY David L. Kray, Senior Vice President

Date: 9/17 , 2003

TENANT:

READY MIX, INC., a Nevada corporation

By:	/s/ ROBERT A. DERUITER
Name:	Robert A. DeRuiter
Title:	General Manager

Date:	9-9 , 2003

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EXHIBIT A
DESCRIPTION OF RELOCATION SPACE

A-1

[CHART - DEMO PLAN #1]

A-2

EXHIBIT B
DESCRIPTION OF RELEASED SPACE

B-1

[DIAGRAM - SUITE 235]

EXHIBIT C
WORK LETTER

        (a)   Landlord agrees to furnish or perform, at Landlord's sole cost and expense, those items of construction and those improvements (the "Relocation Space Tenant Improvements") specified below:

    As set forth on the plans approved by Landlord and Tenant dated May 30, 2003 and as shown on Schedule One attached hereto and incorporated herein for all purposes.

        (b)   If Tenant shall desire any changes in the Relocation Space Tenant Improvements, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Relocation Space Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

        (c)   Landlord shall proceed with and complete the construction of the Relocation Space Tenant Improvements. As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Relocation Space Tenant Improvements were Substantially Completed. Such date, unless an earlier date is specified as the Relocation Date in this First Amendment or otherwise agreed to in writing between Landlord and Tenant, shall be the "Relocation Date," unless the completion of such improvements was delayed due to any act or omission of, or delay caused by, Tenant including, without limitation, Tenant's failure to approve plans, complete submittals or obtain permits within the time periods agreed to by the parties or as reasonably required by Landlord, in which case the Relocation Date shall be the date such improvements would have been completed but for the delays caused by Tenant. The Relocation Space Tenant Improvements shall be deemed substantially completed ("Substantially Completed") when, in the opinion of the Landlord's architect (whether an employee or agent of Landlord or a third party architect) ("Architect"), the Relocation Space is substantially completed except for punch list items which do not prevent in any material way the use of the Relocation Space for the purposes for which they were intended. In the event Tenant, its employees, agents, or contractors cause construction of such Relocation Space Tenant Improvements to be delayed, the date of Substantial Completion shall be deemed to be the date that, in the opinion of the Architect, Substantial Completion would have occurred if such delays had not taken place. Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant's request for any changes in the plans, Tenant's request for long lead items or Tenant's interference with the construction of the Relocation Space Tenant Improvements (each of the foregoing, a "Tenant Delay"), and such Tenant Delays shall not cause a deferral of the Relocation Date beyond what it otherwise would have been. After the Relocation Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Relocation Space. In the event of any dispute as to the Relocation Space Tenant Improvements, including the Relocation Date, the certificate of the Architect shall be conclusive absent manifest error.

        (d)   The failure of Tenant to take possession of or to occupy the Relocation Space shall not serve to relieve Tenant of obligations arising on the Relocation Date or delay the payment of Rent by Tenant. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Relocation Space, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Relocation Space during the final stages of completion of construction provided that Tenant does not thereby interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project, Building or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, EVEN IF SUCH LOSS, DAMAGE, LIABILITY,

C-1

DEATH, OR PERSONAL INJURY WAS CAUSED SOLELY OR IN PART BY LANDLORD'S NEGLIGENCE, BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD. Any such occupancy or performance in the Relocation Space shall be in accordance with the provisions governing Alterations in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Relocation Space shall not serve to extend the term of this First Amendment or to make Landlord liable for any damages arising therefrom.

        (e)   Except for incomplete punch list items, Tenant upon the Relocation Date shall have and hold the Relocation Space as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Relocation Space.

C-2

SCHEDULE ONE
DESCRIPTION OF PLANS

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[CHART - SPACE PLAN #1]

QuickLinks

  Exhibit 10.3
TABLE OF CONTENTS—OFFICE LEASE AGREEMENT
OFFICE LEASE AGREEMENT
EXHIBIT A PREMISES SPACE PLAN
EXHIBIT B BUILDING STANDARD WORK LETTER
EXHIBIT C RULES AND REGULATIONS
EXHIBIT D COMMENCEMENT DATE CONFIRMATION
FIRST AMENDMENT TO OFFICE LEASE AGREEMENT
SIGNATURE PAGE TO FIRST AMENDMENT TO OFFICE LEASE AGREEMENT BY AND BETWEEN KBS PHOENIX IV, L.L.C., AS LANDLORD, AND READY MIX, INC., AS TENANT
EXHIBIT A DESCRIPTION OF RELOCATION SPACE
EXHIBIT B DESCRIPTION OF RELEASED SPACE
EXHIBIT C WORK LETTER
SCHEDULE ONE DESCRIPTION OF PLANS